EXHIBIT 99.1

Beginning in the fourth quarter of 2014, The Dow Chemical Company (“Dow” or the “Company”) is changing its reportable segments as a result of changes in the Company's organization, including recently announced executive leadership appointments. The new operating segments reflect the Company’s strategy to be low-cost and fully integrated in key value chains, while adding value through technology and end-market orientation.

Dow’s new reportable segments are intended to enhance transparency regarding value drivers and improve peer comparison capabilities. The operating segments reflect either integrated value chain alignment, such as acrylic, chlorine, ethylene and propylene within a segment, or the segment’s innovation-driven market focus.

Following are the new segments along with key changes:

AGRICULTURAL SCIENCES
No changes

CONSUMER SOLUTIONS
Previously part of the Electronic and Functional Materials segment and includes:

•	Consumer Care, formerly named Functional Materials, which consists of:

-	Dow Home, Institutional & Personal Care Solutions, previously part of the Dow Consumer and Industrial Solutions global business

-	Dow Pharma and Food Solutions

-	SAFECHEM, previously aligned with the Chlorinated Organics global business

•	Dow Automotive Systems, previously aligned with the Performance Materials segment

•	Dow Electronic Materials

INFRASTRUCTURE SOLUTIONS
Formerly named Coatings and Infrastructure Solutions and includes:

•	Dow Building & Construction

•	Dow Coating Materials

•	Energy & Water Solutions which consists of:

-	Dow Microbial Control, previously part of the Functional Materials global business

-	Dow Oil, Gas & Mining, formerly a global business aligned with the Performance Materials segment

-	Dow Solar, previously part of the Dow Building & Construction global business

-	Dow Water and Process Solutions, formerly a global business

•
Performance Monomers, includes Acrolein, previously part of the Functional Materials global business and Dow Plastics Additives, formerly a global business aligned with the Performance Materials segment

PERFORMANCE MATERIALS & CHEMICALS

•	Chlor-Alkali and Vinyl, previously part of the Feedstocks and Energy segment

•	Chlorinated Organics

•	Epoxy, includes Epoxy Coatings which was previously part of the Dow Coating Materials global business and Epoxy Systems, previously part of the Dow Formulated Systems global business

•	Industrial Solutions

-	Amines, formerly a global business; includes Organic Specialties and Quaternaries, previously part of the Functional Materials global business

-	Ethylene Oxide/Ethylene Glycol, formerly a global business aligned with the Feedstocks and Energy segment

-	Other Industrial Solutions, includes Angus Chemical and Sodium Borohydride, previously part of the Functional Materials global business

-	Oxygenated Solvents, formerly a global business

-	Polyglycols, Surfactants & Fluids, formerly a global business

•	Polyurethanes

-	Isocyanates

-	Polyols

-	Polyurethane Systems, previously part of the Dow Formulated Systems global business

-	Propylene Oxide/Propylene Glycol, formerly a global business

PERFORMANCE PLASTICS

•	Dow Elastomers

•	Dow Electrical and Telecommunications

•	Dow Packaging and Specialty Plastics

•	Energy, previously aligned with the Feedstocks and Energy segment

•	Hydrocarbons, previously aligned with the Feedstocks and Energy segment

In addition to the segment and business changes highlighted above, the Company is also changing the assignment of certain expenses previously aligned with the Corporate segment to better reflect operating segment results and profitability. All leveraged functional costs (i.e., information systems, finance, human resources, legal, supply chain, etc.) will now be fully allocated to the segments. In addition, long-term performance-based compensation expense, including the Employee Stock Purchase Plan, stock options, deferred stock and performance deferred stock, will now be allocated to the segments based primarily on employee alignment.

The reportable segment changes and Corporate expense allocation changes are reflected in the following Corporate Profile and selected segment information for 2012, 2013 and 2014 by quarter, as if the changes had taken place on January 1, 2012.

Corporate Profile
Dow combines the power of science and technology to passionately innovate what is essential to human progress. The Company is driving innovations that extract value from the intersection of chemical, physical and biological sciences to help address many of the world's most challenging problems such as the need for clean water, clean energy generation and conservation, and increasing agricultural productivity. Dow's integrated, market-driven, industry-leading portfolio of specialty chemical, advanced materials, agrosciences and plastics businesses delivers a broad range of technology-based products and solutions to customers in approximately 180 countries and in high growth sectors such as packaging, electronics, water, coatings and agriculture. In 2013, Dow had annual sales of more than $57 billion and employed approximately 53,000 people worldwide. The Company's more than 6,000 products are manufactured at 201 sites in 36 countries across the globe. The Company conducts its worldwide operations through global businesses, which are reported in five operating segments: Agricultural Sciences, Consumer Solutions, Infrastructure Solutions, Performance Materials & Chemicals and Performance Plastics.

AGRICULTURAL SCIENCES
The Agricultural Sciences segment is a global leader in providing crop protection and plant biotechnology products, urban pest management solutions and healthy oils. The business invents, develops, manufactures and markets products for use in agriculture, industrial and commercial pest management, and food service. The segment has broad global reach with sales in 130 countries and R&D and manufacturing facilities located in all geographic areas. Growth is achieved through the development of innovative new products and technologies, successful segmentation of market offerings with leading brands, diverse channels to market, competitive cost positions, strategic bolt-on acquisitions, and commercial and R&D collaborations. The Company is committed to the development of innovative new biological and crop protection products and technologies.

Products
Key product lines, including crop application, are listed below:

Crop Application
Key Product Lines	Canola	Cereals	Corn	Cotton	Range and Pasture	Rice	Soybeans	Sunflower	Trees, Fruits and Vegetables	Others
Insecticides	x	x	x	x		x	x	x	x	x
Fungicides		x				x	x		x	x
Herbicides	x	x	x	x	x	x	x	x	x	x
Seeds	x	x	x	x	x		x	x		x
Other			x						x	x

The Company's ability to produce seeds can be materially impacted by weather conditions and the availability of reliable contract growers.

Major brands, by key product line, are listed below:

Key Product Lines	Brands
Insecticides	LORSBAN™; RADIANT™; SENTRICON™; TELONE™; TRACER™
Fungicides	DITHANE™
Herbicides	BROADWAY™; CLINCHER™; FENCER™; GARLON™; LONTREL™; MILESTONE™; PRIMUS™; STARANE™; SURESTART™; TORDON™
Seeds	AGROMEN™ seeds; BRODBECK™ seeds; DAIRYLAND SEED™; Grand Valley Hybrids; HYLAND™ seeds; MYCOGEN™ seeds; NEXERA™; PFISTER™ seeds; PHYTOGEN™; PRAIRIE BRAND SEEDS™; Renze Seeds; TRIUMPH™ seed
Other	HARVISTA™; N-SERVE™; RIPELOCK™

Agricultural Sciences is focused on delivering results through technology leadership, including the following:

•	SmartStax® Insect Trait Technology(1)

•	POWERCORE™ Insect Trait Technology(1)

•	REFUGE ADVANCED® powered by SmartStax®(1)

•	ENLIST™ Weed Control System(2)

•	Omega-9 Healthier Oils

•	New crop protection technologies - sulfoxaflor, spinetoram, pyroxsulam, aminopyralid and penoxsulam
(1) Smartstax® and POWERCORE™ multi-event technology developed by Dow AgroSciences LLC and Monsanto. Smartstax®, the Smartstax® logo, POWERCORE™ and the POWERCORE™ logo are trademarks of Monsanto Technology, LLC.
(2) U.S. federal regulatory approvals have been obtained for the commercialization of ENLIST™ Weed Control System including the U.S. Environmental Protection Agency's registration of Enlist Duo™, the companion herbicide for use with ENLIST™ corn and soybeans, in six key states. Regulatory approvals in certain other countries are still pending.

Patents, Trademarks and Licenses
Agricultural Sciences has significant technology-driven growth, led by plant biotechnology traits and crop protection products that utilize proprietary formulations. As a result, the Company uses patents, trademarks, licenses and registrations to protect its investment in germplasm, traits and proprietary chemistries and formulations. The Company also licenses plant biotechnology traits from third parties and engages in research collaborations with global industry, academia, and governments. The Company does not regard the Agricultural Sciences segment as being materially dependent on any single or group of related patents, trademarks, licenses or registrations.

Competition
Agricultural Sciences competes with producers of crop protection chemicals and agricultural biotechnology in the United States and abroad. The Company competes on the basis of technology and trait leadership, price, quality and cost competitiveness. Key competitors include BASF, Bayer, E. I. DuPont de Nemours, Monsanto and Syngenta.

Distribution
Agricultural Sciences has a diverse worldwide network which markets and distributes the Company's brands to customers globally. This network consists of the Company's sales and marketing organization partnering with distributors, independent retailers and growers, cooperatives and agents throughout the world.

Seasonality
Agricultural Sciences sales and EBITDA are strongest in the first half of the year, aligning with the planting and growing season in the northern hemisphere, where approximately 65 percent of the segment's annual sales are generated. Inventory tends to be at its low point in the second quarter of the year, consistent with peak sales in the northern hemisphere, and reaches its highest levels in the third and fourth quarters. Accounts receivable tend to be highest in the first quarter of the year, also consistent with the peak sales period.

CONSUMER SOLUTIONS
The Consumer Solutions segment consists of three global businesses: Consumer Care, Dow Automotive Systems and Dow Electronic Materials. These global businesses develop and market customized materials using advanced technology and unique chemistries for specialty applications - including semiconductors and organic light-emitting diodes, adhesives and foams used by the transportation industry, and cellulosics for innovative pharmaceutical formulations and food solutions. These businesses serve the needs of market segments as diverse as: automotive; electronics and entertainment; healthcare and medical; and, personal and home care goods. The segment's commitment to continuous innovation and rapid new product development enables it to maximize opportunities in emerging geographies and high-growth industries.

Consumer Care
The Consumer Care portfolio of businesses delivers technologies for the consumer at the intersection of physics, biology and chemistry, connecting the businesses to the human element. Developing performance-enhancing solutions that enable customers to differentiate their products in the global pharmaceutical, food, home and personal care markets, Consumer Care provides the expertise that makes end-use products better so consumers feel better.

Consumer Care principal businesses each serve one or more key market segments, as noted below:

Business	Market Segment	Technologies
Dow Home, Institutional & Personal Care Solutions	Personal care, home care and specialty applications with key focus on hair care, skin care, sun care, cleansing, oral care, as well as, fabric, dish, floor and hard surface applications
From polymers and emollients to chelants and dispersants, Dow offers the key enabling technologies that differentiate customers’ products while maintaining a strong commitment to offering more sustainable options. Other notable technologies include opacifiers, rheology modifiers, surfactants and solvents.

Dow Pharma and Food Solutions	Pharmaceutical, food and nutrition
Cellulosic and other technologies used to help bring new classes of pharmaceutical solutions to the market and enable healthier foods (gluten-free, reduced oil/fat content). Other notable technologies include solubility enhancers, reagents, granulation and binders, as well as coatings and controlled release.

SAFECHEM	A service business responsible for the sustainable and innovative use of solvents	Offers cleaning solutions, equipment and services for metal and dry cleaning applications. Provides close-loop SAFE-TAINER™ System delivery systems to ensure emission free use of cleaning agents.

Dow Automotive Systems
Dow Automotive Systems is a leading global provider of collaborative solutions and advanced materials for original equipment manufacturers, tier suppliers, aftermarket customers and commercial transportation manufacturers. Dow Automotive Systems’ leading technologies, materials engineering, testing and service support are complemented by a robust line of structural, elastic and rubber-to-substrate adhesives; composite materials technologies; polyurethane foams and acoustical management systems; and, films and fluids.

Dow Automotive Systems’ principal businesses offer the following technologies and serve the following market segments:

Business	Market Segments	Technologies
Adhesives	Elastic, structural and specialty adhesives to enhance vehicle durability and performance	Innovative and differentiated adhesive technologies to meet customer specifications for durability and crash performance
Performance Solutions	Performance plastics, fluids and polyurethane foam solutions for comfort and acoustic management	Technologies that differentiate our customers’ products with improved performance characteristics

Dow Electronic Materials
Dow Electronic Materials is a leading global supplier of enabling materials for a broad range of consumer electronics including smartphones, tablets, television monitors and personal computers, as well as electronic devices and systems used in a variety of industries. The business produces materials for chemical mechanical planarization ("CMP"); materials used in the production of electronic displays, including films, filters and organic light-emitting diode ("OLED") materials; metalorganic precursors for light-emitting diodes ("LEDs"); products and technologies that drive leading-edge semiconductor design; materials used in the fabrication of printed circuit boards; and integrated metallization processes for metal finishing and decorative applications.

Dow Electronic Materials is comprised of four principal businesses, each serving one or more key market segments, as noted below:

Business	Market Segments	Technologies
Semiconductor Technologies	Integrated circuit fabrication for memory and logic	CMP consumables, photolithography materials
Interconnect Technologies	Printed circuit board, electronic and industrial finishing	Interconnect metallization and imaging process chemistries
Display Technologies	Display materials	Display films and filters, OLED materials
Growth Technologies	New and emerging technologies	Advanced chip packaging materials, metalorganic precursors, optical and ceramic materials

Competition
The Consumer Solutions segment experiences competition in each business within the segment. The competitors include many large, multinational chemical firms as well as a number of regional and local competitors. The segment's products have unique performance characteristics that are required by customers who demand a high-level of customer service and technical expertise from the Company's sales force and scientists; therefore, Dow is well positioned to withstand competitive threats. Key competitors include Ashland, BASF, Bayer, JSR Micro and Shin-Etsu Chemical.

Joint Ventures
The Consumer Solutions segment includes a portion of the Company's share of the results of Dow Corning Corporation, a joint venture that manufactures silicone and silicone products, which is owned 50 percent by the Company.

INFRASTRUCTURE SOLUTIONS
The Infrastructure Solutions segment is comprised of an industry-leading portfolio of businesses utilizing advanced technology to deliver products such as architectural and industrial coating applications, building insulation, adhesives, microbial protection for the oil and gas industry, and water technologies. With unmatched R&D capabilities, a broad range of chemistries, extensive geographic reach and strong channels to market, this segment is well positioned to capitalize on market trends. The segment has broad geographic reach with sales in more than 140 countries and R&D and manufacturing facilities located in key geographic areas.

Dow Building & Construction
Dow Building & Construction is comprised of two businesses - Dow Building Solutions and Dow Construction Chemicals. Leveraging more than 60 years of building science experience and deep application expertise, Dow creates high-performance solutions designed to help make residential and commercial buildings more comfortable, last longer, save energy and reduce emissions. The business group offers extensive lines of industry-leading durable insulation solutions and functional ingredients that provide improved thermal performance, air sealing, weatherization and fire retardancy for construction products.

Dow Coating Materials
The Dow Coating Materials business manufactures and delivers solutions that leverage high quality, technologically advanced product offerings for architectural paint and coatings, as well as industrial coatings applications, including paper, leather, concrete, wood, automotive, maintenance and protective industries. Dow Coating Materials introduced the industry's first waterborne technology in 1953 and has since led the industry's conversion away from solvent borne technology to allow for lower volatile organic compounds and an improved sustainability profile while pushing performance boundaries.

Energy & Water Solutions
Energy & Water Solutions is comprised of four businesses - Dow Microbial Control; Dow Oil, Gas & Mining; Dow Solar; and Dow Water and Process Solutions. Dow Microbial Control provides technology used to predict, diagnose, and sustainably solve the planet’s most difficult microbial challenges while Dow Oil, Gas & Mining is helping to provide energy to the world by supplying smart, innovative and customized solutions to enable the tapping of both conventional and unconventional sources. Providing building-integrated photovoltaics, Dow Solar enables energy solutions in the infrastructure market sector. Also aligned to this market sector is Dow Water and Process Solutions, a leading provider of purification and separation technologies including reverse osmosis membranes and ion exchange resins to help customers with a broad array of separation and purification needs such as reusing waste water streams, making fresh drinking water from sea water, creating a closed loop water system for oil field operations, and removing impurities in dairy processing.

Performance Monomers
The Performance Monomers business produces specialty monomer products that are sold externally as well as consumed internally as building blocks used in downstream polymer businesses. The business' products are used in several applications, including cleaning materials, personal care products, paints, coatings and inks.

Infrastructure Solutions' businesses each serve one or more key market segments, as noted below:

Business	Applications/Market Segments	Major Products
Dow Building & Construction
Rigid and spray foam insulation; weatherization and air sealing; caulks and sealants; elastomeric roof coatings; exterior insulation finishing systems; roof tiles and siding; industrial non-wovens; cement-based tile adhesives; plasters and renders; tape joint compounds; and concrete additives

AQUASET™ acrylic thermosetting resins, DOW™ latex powders, FROTH-PAK™ foam insulation and sealants, GREAT STUFF™ insulating foam sealants and adhesives, RHOPLEX™ and PRIMAL™ acrylic polymer emulsions, STYROFOAM™ brand insulation products, WALOCEL™ cellulose ethers, XENERGY™ high performance insulation, LIQUID ARMOR™ flashing and sealant

Dow Coating Materials	Acrylic binders; architectural paint and coatings; dispersants; rheology modifiers; surfactants for both architectural and industrial applications	ACRYSOL™ Rheology Modifiers, AVANSE™ acrylic binders, EVOQUE™ Pre-Composite Polymer, FORMASHIELD™ acrylic binder, RHOPLEX™ acrylic resin, TAMOL™ Dispersants
Energy & Water Solutions
Helping customers in exploration, production, transmission, refining and gas processing to optimize supply, improve efficiencies and manage emissions. Providing expertise and localized solutions for microbial control for well souring, industrial cooling water, fabric odor elimination, in-can preservation and dry film protection. Providing advanced, cost effective separation and purification technology for water treatment and filtration, pharmaceutical, food and beverage, and chemical processing

Demulsifiers, drilling and completion fluids, heat transfer fluids, perchloroethylene, rheology modifiers, scale inhibitors, shale inhibitors, specialty amine solvents, surfactants, water clarifiers, DOW ADSORBSIA™ selective media, DOW EDI™ modules, DOWEX™ and AMBERJET™ ion exchange resins, DOWEX™ OPTIPORE™ polymeric adsorbent resins, DOW FILMTEC™ reverse osmosis and nanofiltration elements, TEQUATIC™ PLUS fine particle filter, AMBERLYST™ polymeric catalysts, AQUACAR™, BIOBAN™, SILVADUR™ antimicrobial, DOW POWERHOUSE™ Solar Shingles

Performance Monomers
Super absorbents, water treatment, flocculants and detergents, acrylic sheets, coatings, inks and paints, molding compounds, impact modifiers, processing aids, electronic displays, adhesives, textiles, automotive and architectural safety glass

Acrylates, methacrylates, vinyl acetate monomers, acrolein derivatives, high-quality impact modifiers, processing aids, foam cell promoters and weatherable acrylic capstock compounds for thermoplastic and thermosetting materials

Competition
Competitors of the Infrastructure Solutions segment include many large multinational chemical firms as well as a number of regional and local competitors. The segment's products have unique performance characteristics that are required by customers who demand a high level of customer service and expertise from our sales force and scientists; therefore, Dow is well positioned to withstand competitive threats. Key competitors include Arkema, Ashland, BASF, Elementis, Hydranautics, Lanxess, Lonza, Owens-Corning and Shin-Etsu Chemical.

Joint Ventures
The Infrastructure Solutions segment includes a portion of the Company's share of the results of Dow Corning Corporation, a joint venture that manufactures silicone and silicone products, which is owned 50 percent by the Company.

PERFORMANCE MATERIALS & CHEMICALS
The Performance Materials & Chemicals segment is comprised of five technology-driven, customer-centric global businesses that are advantaged through integration and driven by innovative technology and solutions: Chlor-Alkali and Vinyl, Chlorinated Organics, Epoxy, Industrial Solutions and Polyurethanes. Products produced by this segment are back-integrated into feedstocks, supporting a low-cost manufacturing base and consistent, reliable supply. The Performance Materials & Chemicals segment is positioned for growth through diverse markets and product offerings. The segment has broad geographic reach with sales in nearly 140 countries and manufacturing facilities located in all geographic areas. Performance Materials &

Chemicals has a diverse product line that serves customers in a large number of industries including appliance, construction and industrial.

Chlor-Alkali and Vinyl
The Chlor-Alkali and Vinyl business provides cost-advantaged chlorine and caustic soda supply and integration for Dow’s performance businesses, including Polyurethanes, Epoxy, Chlorinated Organics and Agricultural Sciences. Approximately 90 percent of the chlorine produced internally by Dow is consumed within the Performance Materials & Chemicals segment. Chlor-Alkali and Vinyl also includes the marketing of caustic soda, a valuable co-product of the chlor-alkali manufacturing process, and ethylene dichloride and vinyl chloride monomer, essential for the production of polyvinyl chloride (PVC).

Chlorinated Organics
The Chlorinated Organics business is a recognized leader in supplying chlorinated organic products and solutions for safe and sustainable uses, such as intermediates or feedstocks to produce electronics, agricultural products and fluoropolymers and non-ozone depleting refrigerants.

Epoxy
The Epoxy business is a global supplier of epoxy resins, curing agents, intermediates and systems which serve a diverse array of industries and market sectors, including electrical laminates, civil engineering, composites, industrial coatings, infrastructure and consumer goods.

Industrial Solutions
The Industrial Solutions business enables manufacturing of the world’s goods and services with additive solutions that minimize friction and heat in mechanical processes, manage the oil and water interface, deliver active ingredients for maximum effectiveness, facilitate dissolvability and provide the foundational building blocks for the development of chemical technologies. The business supports industrial manufacturers associated with virtually all end markets, notably electronics, agricultural chemicals, engine/heavy equipment, coatings, adhesives and inks, and detergents and cleaners. Industrial Solutions is also the world’s largest producer of purified ethylene oxide. Approximately 80 percent of the ethylene oxide produced by Dow is consumed within the Performance Materials & Chemicals segment.

Polyurethanes
Polyurethanes is comprised of four businesses: Isocyanates, Polyols, Polyurethane Systems and Propylene Oxide/Propylene Glycol. The Polyurethanes business is the world’s largest producer of propylene oxide and propylene glycol as well a leading producer of polyether polyols and aromatic isocyanates that serve energy efficiency, consumer comfort and industrial market sectors. Propylene oxide is produced using the chlorohydrins process as well as by hydrogen peroxide to propylene oxide manufacturing technology(1). Performance Materials & Chemicals businesses consume approximately 80 percent of the propylene oxide produced by Dow.

Competition
Competition for the Performance Materials & Chemicals segment varies based on the business. Key competitors include large, international chemical companies as well as chemical divisions of major national and international oil companies. Performance Materials & Chemicals back-integration into feedstocks supports a low-cost manufacturing base and consistent, reliable product supply. Dow is a full-service supplier with a global technical service network located close to the customer, which allows the Company to fuel growth in specialty applications and collaborate with customers to invent unique chemistries and tailored solutions. In addition to its competitive cost position, reliable supply and superior customer service, the Company also competes worldwide on the basis of quality, technology and price. Key competitors include Axiall, BASF, Bayer, Huntsman, Momentive Chemical and Olin.

Distribution
The Performance Materials & Chemicals segment markets its products primarily through the Company's sales force and also utilizes distributors worldwide.

(1)
Hydrogen peroxide to propylene oxide manufacturing technology is utilized by MTP HPPO Manufacturing Company Limited, a Thailand-based consolidated variable interest entity ultimately owned 50 percent by the Company and 50 percent by SCG Chemicals Co. Ltd.; and BASF DOW HPPO Production B.V.B.A., a Belgium-based joint venture ultimately owned 100 percent by HPPO Holding & Finance C.V., which is owned 50 percent by the Company and 50 percent by BASF.

Joint Ventures
Principal joint ventures that impact the Performance Materials & Chemicals segment are listed below:

Aligned 100 percent with Performance Materials & Chemicals:

•	MEGlobal - headquartered in Dubai, United Arab Emirates and manufactures and markets monoethylene glycol, diethylene glycol and polyethylene terephthalate resins; owned 50 percent by the Company.

Performance Materials & Chemicals includes a portion of the results of:

•	EQUATE Petrochemicals Company K.S.C. - a Kuwait-based company that manufactures ethylene, polyethylene and ethylene glycol; owned 42.5 percent by the Company.

•	The Kuwait Olefins Company K.S.C. - a Kuwait-based company that manufactures ethylene and ethylene glycol; owned 42.5 percent by the Company.

•
Map Ta Phut Olefins Company Limited - effective ownership is 32.77 percent of which the Company directly owns 20.27 percent (aligned with Performance Materials & Chemicals) and indirectly owns 12.5 percent through its equity interest in Siam Polyethylene Company Limited and Siam Synthetic Latex Company Limited (both part of The SCG-Dow Group and aligned with Performance Plastics). This Thailand-based company manufactures propylene and ethylene.

•
A portion of the results of Sadara Chemical Company - a development-stage Saudi Arabian company that will manufacture chlorine, ethylene and propylene for internal consumption and will produce and sell high-value added chemical products and performance plastics; owned 35 percent by the Company.

Divestiture
The Performance Materials & Chemicals segment included Dow Haltermann until it was fully divested at December 31, 2011.

PERFORMANCE PLASTICS
The Performance Plastics segment is the world’s leading plastics franchise, and is a market-oriented portfolio composed of five global businesses: Dow Elastomers, Dow Electrical and Telecommunications, Dow Packaging and Specialty Plastics, Energy and Hydrocarbons. The segment is advantaged through its low cost position into key feedstocks and broad geographic reach, with sales in more than 100 countries and manufacturing facilities located in all geographic areas. It also benefits from Dow’s R&D expertise to deliver leading-edge technology that provides a competitive benefit to customers in key strategic markets.

Dow Elastomers, Dow Electrical and Telecommunications, and Dow Packaging and Specialty Plastics serve high-growth, high value sectors where Dow's world-class technology and rich innovation pipeline creates competitive advantages for customers and the entire value chain. Together, these three global businesses have complimentary market reach, asset capabilities and technology platforms that provide the Company with immediate and long-term growth synergies. Market growth is expected to be driven by major shifts in population demographics, improving socioeconomic status in emerging geographies, consumer and brand owner demand for increased consumer convenience, efforts to reduce food waste, growth in telecommunications networks, specifically broadband and LTE networks, and global development of electrical transmission and distribution infrastructure and renewable energy applications. Market segments served by these businesses include adhesives, construction, food and specialty packaging, footwear, industrial and consumer packaging, hygiene and medical, infrastructure, pipe, telecommunication and transportation.

The Energy business is one of the world’s largest industrial energy producers. This business produces or procures the energy used by Dow, sells energy to customers located on Dow manufacturing sites and also engages in opportunistic merchant sales driven by market conditions. Because of its unparalleled scale, purchasing power and global reach, the Energy business offers Dow tremendous knowledge of world energy markets and the agility to respond to sudden changes in conditions.

The Hydrocarbons business is one of the largest global producers of ethylene, an internal feedstock that is consumed primarily within Performance Plastics. The Hydrocarbons business is also a large purchaser and producer of propylene. The Company strategically locates its polyethylene production units near its ethylene production units to optimize integration benefits and drive low costs. Dow's global scale, operational discipline and feedstock flexibility creates a cost-advantaged foundation for the Company's downstream, market-driven businesses. In North America, new shale gas opportunities - and the resulting increased supplies of natural gas and natural gas liquids (“NGLs”) - have made the Company's ethane- and propane-based production more cost-competitive. The Company's U.S. and European ethylene production units allow Dow to use different feedstocks in response to price conditions. Meanwhile, the Company's planned U.S. Gulf Coast investments will strengthen ethylene and propylene integration and establish a platform for growth of Dow's downstream businesses.

Products
Major applications/market segments and products are listed below by business:

Business	Applications/Market Segments	Major Products
Dow Elastomers	Adhesives, footwear, housewares, infrastructure, sports recreation, toys and infant products, transportation	Elastomers, polyolefin plastomers, ethylene propylene diene monomer elastomers ("EPDMs")
Dow Electrical and Telecommunications	Building and construction, electrical transmission and distribution infrastructure, telecommunications infrastructure	Wire and cable insulation, semiconductive and jacketing compound solutions, bio-based plasticizers
Dow Packaging and Specialty Plastics	Adhesives, food and specialty packaging, hygiene and medical, industrial and consumer packaging, photovoltaic	Acrylics, polyethylene, low-density polyethylene, linear low-density polyethylene, high-density polyethylene, polyolefin emulsions, polyolefin plastomers
Energy	Principally for use in Dow’s global operations	Power, steam and other utilities
Hydrocarbons	Purchaser of feedstocks; production of cost competitive monomers utilized by Dow’s derivative businesses	Ethylene, propylene, benzene, butadiene, cumene, octene, aromatics co-products, crude C4 Advantaged feedstock positions in the United States, Canada, Argentina and the Middle East

Competition
Competition for the Performance Plastics segment includes chemical divisions of major national and international oil companies, which provide competition in the United States and abroad. Dow competes worldwide on the basis of product quality, product supply, technology, price and customer service. Performance Plastics will continue to benefit from an advantaged feedstock position, including favorable shale gas dynamics in the United States, which will further strengthen the Company's low-cost position and enhance global cost competitiveness. Key competitors include Borealis, ExxonMobil, INEOS, LyondellBasell, Mitsui and SABIC.

Joint Ventures
Joint ventures play an integral role within the Performance Plastics segment by dampening earnings cyclicality and improving earnings growth. Principal joint ventures impacting Performance Plastics are listed below:

Aligned 100 percent with Performance Plastics:

•
Univation Technologies, LLC - a United States-based company that develops, markets and licenses the UNIPOL™ polyethylene process technology and related catalysts, including metallocene catalysts; owned 50 percent by the Company.

•
The SCG-Dow Group consists of Siam Polyethylene Company Limited - owned 50 percent; Siam Polystyrene Company Limited - owned 50 percent; Siam Styrene Monomer Co., Ltd. - owned 50 percent; and Siam Synthetic Latex Company Limited - owned 50 percent. These Thailand-based companies manufacture polyethylene, polystyrene, styrene and latex.

Performance Plastics includes a portion of the results of:

•	EQUATE Petrochemicals Company K.S.C. - a Kuwait-based company that manufactures ethylene, polyethylene and ethylene glycol; owned 42.5 percent by the Company.

•	The Kuwait Olefins Company K.S.C. - a Kuwait-based company that manufactures ethylene and ethylene glycol; owned 42.5 percent by the Company.

•
Map Ta Phut Olefins Company Limited - effective ownership is 32.77 percent of which the Company directly owns 20.27 percent (aligned with Performance Materials & Chemicals) and indirectly owns 12.5 percent through its equity interest in Siam Polyethylene Company Limited and Siam Synthetic Latex Company Limited (both part of The SCG-Dow Group and aligned with Performance Plastics). This Thailand-based company manufactures propylene and ethylene.

•
Sadara Chemical Company - a development-stage Saudi Arabian company that will manufacture chlorine, ethylene and propylene for internal consumption and will produce and sell high-value added chemical products and performance plastics; owned 35 percent by the Company.

Divestitures
On December 2, 2013, the Company sold its Polypropylene Licensing and Catalysts business to W. R. Grace & Co. On September 30, 2011, the Company sold its global Polypropylene business to Braskem SA. Both businesses were reported in the Performance Plastics segment through the date of divestiture.

Future Investments
The Company announced a number of investments in the U.S. Gulf Coast to take advantage of increasing supplies of low-cost natural gas and NGLs derived from shale gas. As a result of these investments, the Company’s exposure to purchased ethylene and propylene is expected to decline, offset by increased exposure to ethane and propane based feedstocks. The Company announced investments in a new on-purpose propylene production unit (expected to start-up in 2015) and a new ethylene production unit (expected start-up in 2017), both located in Freeport, Texas. As a result of these U.S. Gulf Coast investments, Dow’s ethylene production capabilities are expected to increase by as much as 20 percent.

The Company announced the location of four new Performance Plastics production units to be built on the U.S. Gulf Coast. Leveraging a low cost ethylene supply from advantaged feedstock positions from U.S. shale gas, these production units will support expected profitable growth of the Company's high value Performance Plastics franchise. The businesses, production units and locations impacted are as follows:

•	Dow Packaging and Specialty Plastics: An ELITE™ polymer production unit will be built in Freeport, Texas; and a Low Density Polyethylene (LDPE) production unit will be built in Plaquemine, Louisiana.

•	Dow Elastomers: A NORDEL™ metallocene EPDM production unit will be built in Plaquemine, Louisiana; and a High Melt Index (HMI) AFFINITY™ polymer production unit will be built in Freeport, Texas.

CORPORATE
Corporate includes certain enterprise and governance activities (including insurance operations, geographic management, risk management such as foreign currency hedging activities, audit fees, donations, Company branding initiatives, etc.); the results of Ventures (including business incubation platforms, non-business aligned joint ventures, and venture capital); environmental operations; gains and losses on the sales of financial assets; severance costs; non-business aligned litigation expenses (including asbestos-related defense costs and reserve adjustments); and, foreign exchange results.

™ Trademarks of The Dow Chemical Company (“Dow”) or an affiliated company of Dow.
AGROMEN is a trademark of Agromen Sementes Agricolas Ltda.
SmartStax and POWERCORE are trademarks of Monsanto Technology LLC (“Monsanto”). SmartStax and POWERCORE multi-event technology developed by Dow AgroSciences LLC and Monsanto.

Selected Segment Information

	Three Months Ended			Nine Months Ended	Three Months Ended				Year Ended
In millions (Unaudited)	Mar 31, 2014	Jun 30, 2014	Sep 30, 2014	Sep 30, 2014	Mar 31, 2013	Jun 30, 2013	Sep 30, 2013	Dec 31, 2013	Dec 31, 2013
Sales by operating segment
Agricultural Sciences	$2,119	$1,907	$1,408	$5,434	$2,103	$1,850	$1,410	$1,774	$7,137
Consumer Solutions	1,137	1,195	1,183	3,515	1,122	1,164	1,150	1,126	4,562
Infrastructure Solutions	2,035	2,268	2,167	6,470	1,986	2,171	2,138	2,044	8,339
Performance Materials & Chemicals	3,550	3,761	3,891	11,202	3,652	3,764	3,668	3,740	14,824
Performance Plastics	5,522	5,713	5,686	16,921	5,428	5,549	5,301	5,632	21,910
Corporate	98	73	70	241	92	79	67	70	308
Total	$14,461	$14,917	$14,405	$43,783	$14,383	$14,577	$13,734	$14,386	$57,080

EBITDA (1) by operating segment
Agricultural Sciences	$506	$249	$(15)	$740	$465	$271	$(1)	$159	$894
Consumer Solutions	259	263	283	805	222	248	251	212	933
Infrastructure Solutions	268	310	343	921	230	271	321	119	941
Performance Materials & Chemicals	514	447	596	1,557	617	386	427	483	1,913
Performance Plastics	966	1,017	1,245	3,228	918	977	936	1,672	4,503
Corporate	(117)	(62)	(181)	(360)	(232)	2,013	(100)	(320)	1,361
Total	$2,396	$2,224	$2,271	$6,891	$2,220	$4,166	$1,834	$2,325	$10,545

Certain items increasing (decreasing) EBITDA by operating segment (2)
Agricultural Sciences	$—	$—	$—	$—	$—	$—	$—	$—	$—
Consumer Solutions	—	—	—	—	—	—	—	—	—
Infrastructure Solutions	—	—	—	—	—	—	—	(94)	(94)
Performance Materials & Chemicals	—	—	—	—	—	—	—	(55)	(55)
Performance Plastics	—	—	—	—	—	—	—	544	544
Corporate	—	(18)	(12)	(30)	(72)	2,039	(7)	(172)	1,788
Total	$—	$(18)	$(12)	$(30)	$(72)	$2,039	$(7)	$223	$2,183

EBITDA excluding certain items by operating segment
Agricultural Sciences	$506	$249	$(15)	$740	$465	$271	$(1)	$159	$894
Consumer Solutions	259	263	283	805	222	248	251	212	933
Infrastructure Solutions	268	310	343	921	230	271	321	213	1,035
Performance Materials & Chemicals	514	447	596	1,557	617	386	427	538	1,968
Performance Plastics	966	1,017	1,245	3,228	918	977	936	1,128	3,959
Corporate	(117)	(44)	(169)	(330)	(160)	(26)	(93)	(148)	(427)
Total	$2,396	$2,242	$2,283	$6,921	$2,292	$2,127	$1,841	$2,102	$8,362

Equity in earnings (losses) of nonconsolidated affiliates by operating segment (included in EBITDA)
Agricultural Sciences	$—	$2	$1	$3	$2	$1	$4	$(2)	$5
Consumer Solutions	30	21	34	85	16	26	35	30	107
Infrastructure Solutions	71	45	56	172	27	27	32	40	126
Performance Materials & Chemicals	91	97	80	268	141	84	131	124	480
Performance Plastics	68	68	64	200	54	95	127	79	355
Corporate	(9)	(6)	(6)	(21)	(10)	(5)	(7)	(17)	(39)
Total	$251	$227	$229	$707	$230	$228	$322	$254	$1,034

	Three Months Ended				Year Ended
In millions (Unaudited)	Mar 31, 2012	Jun 30, 2012	Sep 30, 2012	Dec 31, 2012	Dec 31, 2012
Sales by operating segment
Agricultural Sciences	$1,838	$1,676	$1,302	$1,566	$6,382
Consumer Solutions	1,138	1,171	1,113	1,096	4,518
Infrastructure Solutions	1,981	2,186	2,032	1,872	8,071
Performance Materials & Chemicals	3,843	3,700	3,737	3,701	14,981
Performance Plastics	5,861	5,717	5,391	5,619	22,588
Corporate	58	63	62	63	246
Total	$14,719	$14,513	$13,637	$13,917	$56,786

EBITDA (1) by operating segment
Agricultural Sciences	$438	$293	$50	$142	$923
Consumer Solutions	232	273	233	35	773
Infrastructure Solutions	243	381	273	66	963
Performance Materials & Chemicals	451	402	653	97	1,603
Performance Plastics	696	738	714	776	2,924
Corporate	(352)	(127)	(125)	(991)	(1,595)
Total	$1,708	$1,960	$1,798	$125	$5,591

Certain items decreasing EBITDA by operating segment (2)
Agricultural Sciences	$—	$—	$—	$—	$—
Consumer Solutions	—	—	—	(144)	(144)
Infrastructure Solutions	(41)	—	—	(101)	(142)
Performance Materials & Chemicals	(203)	—	—	(308)	(511)
Performance Plastics	—	—	—	(33)	(33)
Corporate	(137)	—	—	(895)	(1,032)
Total	$(381)	$—	$—	$(1,481)	$(1,862)

EBITDA excluding certain items by operating segment
Agricultural Sciences	$438	$293	$50	$142	$923
Consumer Solutions	232	273	233	179	917
Infrastructure Solutions	284	381	273	167	1,105
Performance Materials & Chemicals	654	402	653	405	2,114
Performance Plastics	696	738	714	809	2,957
Corporate	(215)	(127)	(125)	(96)	(563)
Total	$2,089	$1,960	$1,798	$1,606	$7,453

Equity in earnings (losses) of nonconsolidated affiliates by operating segment (included in EBITDA)
Agricultural Sciences	$1	$(1)	$3	$(2)	$1
Consumer Solutions	18	33	25	11	87
Infrastructure Solutions	24	46	31	(43)	58
Performance Materials & Chemicals	100	33	99	130	362
Performance Plastics	40	38	23	29	130
Corporate	(14)	(1)	(6)	(81)	(102)
Total	$169	$148	$175	$44	$536

(1)
The Company uses EBITDA (which Dow defines as earnings (i.e., "Net Income") before interest, income taxes, depreciation and amortization) as its measure of profit/loss for segment reporting purposes. EBITDA by operating segment includes all operating items relating to the businesses, except depreciation and amortization; items that principally apply to the Company as a whole are assigned to Corporate. A reconciliation of EBITDA to "Net Income Available for The Dow Chemical Company Common Stockholders" is provided below.

	Three months ended			Nine months ended
In millions (Unaudited)	Mar 31, 2014	Jun 30, 2014	Sep 30, 2014	Sep 30, 2014
EBITDA	$2,396	$2,224	$2,271	$6,891
- Depreciation and amortization	672	677	706	2,055
+ Interest income	13	9	10	32
- Interest expense and amortization of debt discount	246	242	233	721
Income Before Income Taxes	$1,491	$1,314	$1,342	$4,147
- Provision for income taxes	425	344	378	1,147
- Net income attributable to noncontrolling interests	17	3	27	47
- Preferred stock dividends	85	85	85	255
Net Income Available for The Dow Chemical Company Common Stockholders	$964	$882	$852	$2,698

	Three months ended				Year ended
In millions (Unaudited)	Mar 31, 2013	Jun 30, 2013	Sep 30, 2013	Dec 31, 2013	Dec 31, 2013
EBITDA	$2,220	$4,166	$1,834	$2,325	$10,545
- Depreciation and amortization	668	659	665	689	2,681
+ Interest income	8	10	11	12	41
- Interest expense and amortization of debt discount	296	279	264	262	1,101
Income Before Income Taxes	$1,264	$3,238	$916	$1,386	$6,804
- Provision for income taxes	604	795	231	358	1,988
- Net income (loss) attributable to noncontrolling interests	25	18	6	(20)	29
- Preferred stock dividends	85	85	85	85	340
Net Income Available for The Dow Chemical Company Common Stockholders	$550	$2,340	$594	$963	$4,447

	Three months ended				Year ended
In millions (Unaudited)	Mar 31, 2012	Jun 30, 2012	Sep 30, 2012	Dec 31, 2012	Dec 31, 2012
EBITDA	$1,708	$1,960	$1,798	$125	$5,591
- Depreciation and amortization	679	674	665	680	2,698
+ Interest income	6	10	10	15	41
- Interest expense and amortization of debt discount	329	312	318	310	1,269
Income (Loss) Before Income Taxes	$706	$984	$825	$(850)	$1,665
- Provision (Credit) for income taxes	186	244	234	(99)	565
- Net income (loss) attributable to noncontrolling interests	23	6	9	(120)	(82)
- Preferred stock dividends	85	85	85	85	340
Net Income (Loss) Available for The Dow Chemical Company Common Stockholders	$412	$649	$497	$(716)	$842

(2)	The following tables summarize the impact of certain items affecting EBITDA recorded in the Company's results for each of the periods presented:

Impact of Certain Items on EBITDA	Three months ended			Nine months ended
In millions (Unaudited)	Mar 31, 2014	Jun 30, 2014	Sep 30, 2014	Sep 30, 2014
Chlorine value chain separation costs	$—	$(18)	$(12)	$(30)
Total	$—	$(18)	$(12)	$(30)

Impact of Certain Items on EBITDA	Three months ended				Year ended
In millions (Unaudited)	Mar 31, 2013	Jun 30, 2013	Sep 30, 2013	Dec 31, 2013	Dec 31, 2013
Asset impairments and related costs	$—	$—	$—	$(194)	$(194)
Restructuring implementation costs	(12)	(12)	(7)	(13)	(44)
Restructuring credits	—	—	—	22	22
Gain from K-Dow settlement	—	2,161	—	—	2,161
Gain on sale of Dow Polypropylene Licensing and Catalysts business	—	—	—	451	451
Gain on sale of a 7.5 percent ownership interest in Freeport LNG Development, L.P.	—	—	—	87	87
Gain on sale of ownership interest in Dow Kokam	—	—	—	26	26
Loss on early extinguishment of debt	(60)	(110)	—	(156)	(326)
Total	$(72)	$2,039	$(7)	$223	$2,183

Impact of Certain Items on EBITDA	Three months ended				Year ended
In millions (Unaudited)	Mar 31, 2012	Jun 30, 2012	Sep 30, 2012	Dec 31, 2012	Dec 31, 2012
Restructuring plan implementation costs	$—	$—	$—	$(22)	$(22)
Goodwill impairment loss	—	—	—	(220)	(220)
Restructuring charges	(357)	—	—	(986)	(1,343)
Dow Corning restructuring and asset abandonment	—	—	—	(89)	(89)
Sadara development and other costs	—	—	—	(73)	(73)
Gain on sale of contract manufacturing business	—	—	—	8	8
Loss on early extinguishment of debt	(24)	—	—	(99)	(123)
Total	$(381)	$—	$—	$(1,481)	$(1,862)